THE BANK OF
NEW YORK
NEW YORK'S FIRST BANK - FOUNDED 1784 BY
ALEXANDER HAMILTON
101 BARCLAY STREET, NEW YORK, N.Y.
10286
AMERICAN  DEPOSITARY  RECEIPTS


August 3, 2004

U.S. Securities & Exchange
Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn.:  Document Control

Re:   American Depositary
Shares evidenced by American
Depositary Receipts for
Ordinary Shares of the par value
of 1.25 Euros each of Alstom
(Form F-6 File No. 333-8876)
************************

Dear Sir or Madam:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we enclose a copy of the revised prospectus ("Prospectus") for Alstom, which reflects the par value change from EUR 1.25 to EUR 0.35. As required by
Rule 424(e) the right hand corner of the cover page has a reference to Rule
424(b)(3) and to the file number of the
registration statement to which the
prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6
Registration Statement, the Prospectus
consists of the ADR certificate for
Alstom.

Due to the par value change of Alstom,
the Prospectus has been revised to
include an overstamp that states:

"Effective July 9, 2004, the Par Value
of the Company has changed From
EUR 1.25 to EUR 0.35"

Should you have any questions or
comments please do not hesitate to
contact me at (212) 815- 2207.

Sincerely,

/s/ Jessica Diaz
Jessica Diaz
Assistant Vice President


Encl.
cc:    Paul Dudek, Esq. (Office of
International Corporate Finance)